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                                                                  Exhibit (5)(b)

                                HERITAGE INCOME TRUST
                                SUBADVISORY AGREEMENT


              Agreement  made   as  of   _______________________,  1989  between
     Heritage Asset Management, Inc., a Florida corporation (the "Manager"), and Eagle Asset Management, Inc., a Florida corporation (the "Subadviser").

              WHEREAS, the Manager has by separate contract agreed to serve as the investment adviser and administrator to the Heritage Income Trust ("Trust"), a Massachusetts business trust registered under the Investment Company Act of 1940 ("1940 Act") as an opened diversified management investment company consisting of several series (portfolios) of shares, each having its own investment policies;

              WHEREAS, the Manager's contract with the Trust allows it to delegate certain investment advisory services for the Trust to other parties; and

              WHEREAS, the Manager desires to retain the Subadviser to perform certain investment advisory services for the Trust with respect to certain investment series (portfolios) and such other investment series (portfolios) as the Trust and the Manager may agree upon and so specify in Schedules attached hereto (collectively, the "Portfolios"), and the Subadviser is willing to perform such services;

              NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1.       SERVICES TO BE RENDERED BY SUBADVISER TO THE TRUST

              (a) Subject always to the control of the Trustees and Manager of Heritage Income Trust (the "Trust"), the Subadviser, at its expense and at the request of the Manager, will furnish continuously to the Manager and for the Trust an investment program for such portion, if any, of the Portfolios' assets as is designated by the Manager from time to time. The Subadviser, with respect to the portion of the Portfolios' investments for
     which  the  Subadviser   has  been  delegated  responsibility   under  this
     Agreement, will make investment decisions on behalf of the Portfolios and will place all orders for the purchase and sale of portfolio securities. In the performance of its duties, the Subadviser will comply with the provisions of this Agreement and the Trust's Declaration of Trust, Bylaws and Registration Statement as from time to time amended, any relevant undertakings provided to State securities regulators, and the stated investment objective, policies and restrictions of the Trust, and will use its best efforts to safeguard and promote the welfare of the Trust, and to comply with other policies which the Trustees or the Manager, as the case may be, may from time to time determine, and shall exercise the same care and diligence as are expected of the Trustees.
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              (b)     The Subadviser,  at its expense,  will make available  its officers and advisory and other personnel, particularly portfolio managers and research analysts, to the Trustees and Manager at reasonable times, to review investment policies of the Trust and to consult with the Trustees and Manager regarding the investment affairs of the Trust and economic, statistical and investment matters relevant to the Subadviser's duties hereunder and will provide periodic reports to the Manager relating to the portfolio strategies it employs.

              (c) The Subadviser, at its expense, will pay for all salaries of personnel and facilities required for it to execute its duties under this Agreement faithfully.

              (d) The Subadviser, at its expense, also will provide the Manager with compliance reports relating to the investment operations of the Portfolios for which the Subadviser has responsibility, including periodic reports which monitor investment restrictions and other guidelines of the Trust's prospectus and statement of additional information, and such other compliance reports as may be agreed upon from time to time.

              (e) The Subadviser, at its expense, also will provide the Trust's custodian bank with market price information relating to the portfolio instruments of those Portfolios for which the Subadviser has responsibility, on a daily basis, unless such information is, as decided by the Manager, provided by the Manager.

              (f) In the selection of brokers or dealers and the placement of orders for the purchase and sale of portfolio investments for the Portfolios, the Subadviser shall use its best efforts to obtain for the Portfolios the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain the most favorable price and execution available, the Subadviser, bearing in mind the Trust's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees of the Trust may determine, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Portfolio to pay a broker or dealer that provides brokerage and research services to the Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Subadviser's overall

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     responsibilities with respect  to the  Trust and  to other  clients of  the
     Subadviser as to which the Subadviser exercises investment discretion. As provided in the Investment Advisory and Administration Agreement between the Manager and the Trust referred to in Section 4 below, the Trust agrees that any entity or person associated with the Manager which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Rule 11a2-2(T) thereunder, and the Trust has consented to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

              (g) The Subadviser shall not be obligated to pay any expenses of or for the Trust not expressly assumed by the Subadviser pursuant to this Section 1 and Section 2 hereafter.

     2.       BOOKS AND RECORDS

              In compliance with the requirements of Rule 31a-3 under the Investment Company Act of 1940 (the "1940 Act"), the Subadviser agrees that all records it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust or Manager any such records upon the Trust's or Manager's request. The Subadviser further agrees to maintain for the Trust the records the Trust is required to maintain under Rule 31a-l(b) insofar as such records relate to the investment affairs of the Trust for which the Subadviser has responsibility under this Agreement. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Trust.

     3.       OTHER AGREEMENTS

              Any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, director, officer or employee of, or be otherwise interested in the Subadviser and in any person controlled by or under common control with the Subadviser, and the Subadviser and any person controlled by or under common control with the Subadviser may have an interest in the Trust. The Subadviser and persons controlled by or under common control with the Subadviser have and may have advisory, management service or other contracts with other organizations and persons, and may have other interests and businesses.












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     4.       COMPENSATION TO BE PAID BY THE MANAGER TO THE SUBADVISER

              The Manager will pay to the Subadviser as compensation for the Subadvisers' services rendered and for the expenses borne by the Subadviser pursuant to Sections 1 and 2, a subadvisory fee, as specified in Schedule A attached hereto and made part of this Agreement.

              For services provided and the expenses assumed pursuant to this Agreement with respect to any Portfolio hereafter established, the Subadviser shall receive from the Manager a fee to be agreed upon and described in additional Schedules to this Agreement.

              Such fees shall be paid by the Manager and not by the Trust without regard to any reduction in the fees paid to the Manager as a result of any statutory or regulatory limitation on investment company expenses. Such fees shall be payable for each month within 10 business days after the end of such month. If the Subadviser shall serve for less than the whole of a month, the compensation as specified shall be prorated.

     5.       ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENT OF THIS AGREEMENT

              This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the Investment Advisory and Administration Agreement between the Manager and the Trust shall have terminated for any reason; and this Agreement shall not be materially amended unless such amendment be approved at a meeting by the affirmative vote of a majority of the outstanding shares of any and all Portfolios which are affected by the amendment, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager or of the Subadviser.

     6.       EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT

              This Agreement shall become effective upon its execution; provided, that with respect to any Portfolio now existing or hereafter created for which the subadviser performs investment advisory services under this Agreement, this Agreement shall not take effect unless it has first been approved (i) by a vote of the majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by a vote of a majority of that Portfolio's outstanding voting securities. This Agreement shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 5) until terminated as follows:

                      (a) The Trust may at any time terminate this Agreement with respect to any or all Portfolios by providing not more than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager and the Subadviser; or

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                      (b)      With  respect  to   any  Portfolio,  if  (i)  the
              Trustees of the Trust or the shareholders of a Portfolio by the affirmative vote of a majority of the outstanding shares of such Portfolio, and (ii) a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager or of the Subadviser, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of any Portfolio for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Subadviser may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder with respect to that Portfolio; or

                      (c) The Manager may at any time terminate this Agreement with respect to any or all Portfolios by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser, and the Subadviser may at any time terminate this Agreement with respect to any or all Portfolios by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager.

              Action by the Trust under paragraph (a) above with respect to any Portfolio may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding Shares of such Portfolio.

              Termination of this Agreement pursuant to this Section 6 shall be without the payment of any penalty. Upon termination of this Agreement, the duties of the Manager delegated to the Subadviser under this Agreement automatically revert to the Manager.

     7.       CERTAIN INFORMATION

              The Subadviser shall promptly notify the Manager in writing of the occurrence of any of the following events:

                      (a) the Subadviser shall fail to be registered as an investment adviser under the 1940 Act, as amended from time to time, and under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

                      (b) the Subadviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court,


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              public board or  body, involving the affairs  of the Trust  or any
              Portfolio; or

                      (c)      any   other  occurrence  that  might  affect  the
              ability of the Subadviser to provide the services provided for under this Agreement.

     8.       CERTAIN DEFINITIONS

              For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding Shares" means the affirmative vote, at a duly called and held meeting of shareholders of the Trust or of a Portfolio, as applicable, of the lesser of: (a) the holders of 67% or more of the Shares present (in person or by proxy) and entitled to vote at such meeting if the holders of more than 50% of the Shares entitled to vote at such meeting are present in person or by proxy, or (b) the holders of more than 50% of Shares entitled to vote at such meeting.

              For the purposes of this Agreement, the terms "affiliated person," "control," "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act and the rules and regulations thereunder subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the 1934 Act and the rules and regulations thereunder.

     9.       NONLIABILITY OF SUBADVISER

              In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser, or reckless disregard of its obligations and duties hereunder, the Subadviser shall not be subject to any liability to the Trust, or to any of its Shareholders, for any act or omission in the course of, or connected with, rendering services hereunder.

















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              IN  WITNESS WHEREOF,  Heritage  Asset Management,  Inc.  and Eagle
     Asset Management Company, Inc. have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.

     Attest:                              HERITAGE ASSET MANAGEMENT, INC.


     By:______________________            By:____________________________


     Attest:                              EAGLE ASSET MANAGEMENT, INC.


     By:______________________            By:____________________________






































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                                     SCHEDULE A
                                       TO THE
                                SUBADVISORY AGREEMENT
                                       BETWEEN
                           HERITAGE ASSET MANAGEMENT, INC.
                                         AND
                             EAGLE ASSET MANAGEMENT, INC.


              As compensation pursuant to section 4 of the Subadvisory Agreement between Heritage Asset Management, Inc. (the "Manager") and Eagle Asset Management, Inc. (the "Subadvisor"), the Manager shall pay the Subadvisor a Subadvisory Fee, computed and paid monthly, at the following rates as percentages of the Advisory Fee received by the Manager from Heritage Income Trust (the "Trust") for each Portfolio under the Investment Advisory and Administration Agreement between the Trust and the
     Manager:


              (1)     For the Diversified Portfolio:    25%

































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